Product Supplement No. LIRN-1	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated May 5, 2006 and Series L Prospectus Supplement dated April 10, 2008) January 22, 2009	Registration No. 333-133852

Leveraged Index Return Notes® “LIRNs®”

•	LIRNs are unsecured senior notes issued by Bank of America Corporation. LIRNs are not principal protected. We will not pay interest on LIRNs.

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This product supplement describes the general terms of LIRNs and the general manner in which they may be offered and sold. For each offering of LIRNs, we will provide you with a pricing supplement (which we may refer to as a “term sheet”) that will describe the specific terms of that offering. The term sheet will identify any additions or changes to the terms specified in this product supplement.

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The term sheet will also identify the underlying “Market Measure,” which may be one or more equity-based or commodity-based indices, one or more equity securities, commodities, or other assets, any other statistical measure of economic or financial performance, including, but not limited to, any currency, currency index, consumer price index or mortgage index, interest rate, or any combination of the foregoing. We also may describe the Market Measure in an additional supplement to the prospectus, which we refer to as an “index supplement.”

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At maturity, you will receive a cash payment (the “Redemption Amount”) based upon the direction of and percentage change in the value of the applicable Market Measure from the Starting Value to the Ending Value (each as defined below), calculated as described in this product supplement. If specified in the applicable term sheet, your LIRNs may be “Capped LIRNs,” in which case the Redemption Amount will not exceed a specified cap (the “Capped Value”). If specified in the applicable term sheet, your LIRNs may be “Bear LIRNs,” which may pay an amount in excess of their Original Offering Price (as defined below) if the value of the Market Measure decreases, and which pay an amount less than their Original Offering Price if the value of the Market Measure increases above the Threshold Value (as defined below). Bear LIRNs will not be subject to any Capped Value. Except where otherwise specifically provided in this product supplement, all references in this product supplement to “LIRNs” shall be deemed to include a reference to Capped LIRNs and Bear LIRNs.

•	In the case of LIRNs, unless the applicable term sheet provides otherwise:

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If the Ending Value is greater than the Starting Value, then you will receive at maturity a Redemption Amount per LIRN equal to the Original Offering Price plus the product of (i) the Original Offering Price, (ii) the Participation Rate (as defined below), and (iii) the percentage increase of the Market Measure from the Starting Value to the Ending Value, provided that in the case of Capped LIRNs, the Redemption Amount will not exceed the Capped Value.

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If the Ending Value is equal to or less than the Starting Value but is equal to or greater than a value that reflects a specified percentage of the Starting Value (the “Threshold Value”), then you will receive at maturity a Redemption Amount per LIRN equal to the Original Offering Price.

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If the Ending Value is less than the Threshold Value, then you will receive at maturity a Redemption Amount per LIRN equal to the Original Offering Price minus the product of (i) the Original Offering Price, (ii) the percentage decrease of the Market Measure in excess of the Threshold Value, and (iii) the Downside Leverage Factor (as defined below).

•	In the case of Bear LIRNs, unless the applicable term sheet provides otherwise:

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If the Ending Value is less than the Starting Value, then you will receive at maturity a Redemption Amount per Bear LIRN equal to the Original Offering Price plus the product of (i) the Original Offering Price, (ii) the Participation Rate, and (iii) the percentage decrease of the Market Measure from the Starting Value to the Ending Value.

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If the Ending Value is equal to or greater than the Starting Value but is equal to or less than the Threshold Value, then you will receive at maturity a Redemption Amount per Bear LIRN equal to the Original Offering Price.

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If the Ending Value is greater than the Threshold Value, then you will receive at maturity a Redemption Amount per Bear LIRN equal to the Original Offering Price minus the product of (i) the Original Offering Price, (ii) the percentage increase of the Market Measure in excess of the Threshold Value, and (iii) the Upside Leverage Factor (as defined below).

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LIRNs will be issued in denominations of whole units. Each unit will have a public offering price as set forth in the applicable term sheet (the “Original Offering Price”). We may set the Threshold Value, the Downside Leverage Factor, the Upside Leverage Factor, the Participation Rate and/or the Capped Value, if applicable, on the pricing date of the LIRNs, which will be the date the LIRNs are priced for initial sale to the public. The term sheet may also set forth a minimum number of units that you must purchase.

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If provided for in the applicable term sheet, we may apply to have your LIRNs listed on a securities exchange or quotation system. If approval of such an application is granted, your LIRNs will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your LIRNs will be listed or, if listed, will remain listed for the entire term of your LIRNs.

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One or more of our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) and Banc of America Investment Services, Inc. (“BAI”), may act as our selling agents to offer LIRNs.

LIRNs are unsecured and are not savings accounts, deposits, or other obligations of a bank. LIRNs are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and involve investment risks. Potential purchasers of LIRNs should consider the information in “Risk Factors” beginning on page S-10. You may lose some or all of your investment in LIRNs.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the prospectus supplement, or the prospectus. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.	Banc of America Investment Services, Inc.

“Leveraged Index Return Notes®” and LIRNs® are registered service marks of our subsidiary, Merrill Lynch & Co., Inc.

SUMMARY

This product supplement relates only to LIRNs and does not relate to any underlying asset that comprises the Market Measure described in any term sheet. This summary includes questions and answers that highlight selected information from the prospectus, prospectus supplement, and this product supplement to help you understand LIRNs. You should read carefully the entire prospectus, prospectus supplement, and product supplement, together with the applicable term sheet and any applicable index supplement, to understand fully the terms of your LIRNs, as well as the tax and other considerations important to you in making a decision about whether to invest in any LIRNs. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in LIRNs, to determine whether an investment in LIRNs is appropriate for you. If information in this product supplement is inconsistent with the prospectus or prospectus supplement, this product supplement will supersede those documents. However, if information in any term sheet or index supplement is inconsistent with this product supplement, that term sheet or index supplement will supersede this product supplement.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus supplement and prospectus.

In light of the complexity of the transactions described in this product supplement, you are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any LIRNs.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the prospectus supplement, and prospectus, as well as the applicable term sheet and any index supplement. You should rely only on the information contained in those documents. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling agent is making an offer to sell LIRNs in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this product supplement, the prospectus supplement, and prospectus, together with the term sheet and any index supplement, is accurate only as of the date on their respective front covers.

What are LIRNs?

LIRNs are senior debt securities issued by Bank of America Corporation, and are not secured by collateral. LIRNs will rank equally with all of our other unsecured senior indebtedness from time to time outstanding, and any payments due on LIRNs, including any repayment of principal, will be subject to our credit risk. Each series of LIRNs will mature on the date set forth in the applicable term sheet. We cannot redeem LIRNs at any earlier date. We will not make any payments on LIRNs until maturity. LIRNs are not principal protected.

LIRNs are designed for investors who are seeking exposure to a specific Market Measure and who anticipate that the value of the Market Measure will increase (or, in the case of Bear LIRNs, decrease) over the term of LIRNs. The applicable term sheet may provide that your LIRNs are Capped LIRNs, which are subject to a Capped Value. Capped LIRNs are designed for investors who anticipate that such increase will be moderate and who are willing to accept a return that will not exceed the return represented by the Capped Value. Investors in LIRNs must be willing to forgo interest payments on their investment, such as fixed or floating interest rates paid on conventional non-callable debt securities, and bear the risk of loss of all or substantially all of their investment.

Are LIRNs equity or debt securities?

LIRNs are our senior debt securities and are not secured by collateral. However, LIRNs will differ from traditional debt securities in that their return is linked to the performance of the underlying Market Measure, and they are not principal protected. In addition, you will not receive interest payments. At maturity, instead of receiving the Original Offering Price of your LIRNs, you may receive an amount that is greater than or less than the Original Offering Price, depending upon the performance of the Market Measure over the term of the LIRNs. We describe below how this amount at maturity is determined.

Is it possible for you to lose some or all of your investment in LIRNs?

Yes. You will receive at maturity a Redemption Amount that is less than the Original Offering Price of your LIRNs if:

•	the Ending Value is less than the Threshold Value; and

•	in the case of Bear LIRNs, the Ending Value is greater than the Threshold Value.

In each case, the Redemption Amount you will receive at maturity per LIRN will be equal to the Original Offering Price minus the product of (i) the Original Offering Price, (ii) the percentage decrease (or, in the case of Bear LIRNs, increase) of the Market Measure in excess of the Threshold Value, and (iii) the Downside Leverage Factor (or, in the case of Bear LIRNs, the Upside Leverage Factor). In no event will the Redemption Amount be less than zero.

The “Downside Leverage Factor” (or, in the case of Bear LIRNs, the “Upside Leverage Factor”) represents the extent to which the downside performance of the LIRNs is affected by the downside performance (or, in the case of Bear LIRNs, the upside performance) of the Market Measure beyond the Threshold Value, and will be set forth in the applicable term sheet. The Downside Leverage Factor (or, in the case of Bear LIRNs, the Upside Leverage Factor) may equal 100%, in which case the downside (or, in the case of Bear LIRNs, the upside) will be unleveraged. Depending on the Downside Leverage Factor (or, in the case of Bear LIRNs, the Upside Leverage Factor), you may lose all or a substantial portion of the amount that you invested to purchase LIRNs; however, in no event will you lose more than your initial investment. You should carefully review the applicable term sheet to determine the extent to which your principal is at risk. Further, if you sell your LIRNs prior to maturity, you may find that the market value per LIRN is less than the Original Offering Price.

What is the Market Measure?

The Market Measure may consist of one or more of the following:

•	U.S. broad-based equity indices;

•	U.S. sector or style-based equity indices;

•	non-U.S. or global equity indices;

•	commodity-based indices;

•	the value of one or more commodities, equity securities, or other assets;

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any other statistical measure of U.S. or non-U.S. economic or financial performance, including, but not limited to, any currency or currency index, consumer price index, mortgage index, or interest rate; or

•	any combination of any of the above.

The Market Measure may consist of a group, or “Basket,” of the foregoing. We refer to each component included in any Basket as a “Basket Component.” If the Market Measure to which your LIRNs are linked is a Basket, the Basket Components will be set forth in the applicable term sheet.

The applicable term sheet or index supplement will set forth information as to the specific Market Measure, including information as to the historical values of the Market Measure. However, historical values of the Market Measure are not indicative of the future performance of the Market Measure or the performance of your LIRNs.

How is the Redemption Amount calculated?

At maturity, subject to our credit risk as issuer of LIRNs, and unless the applicable term sheet provides otherwise, you will receive the Redemption Amount per unit of LIRNs that you hold, denominated in U.S. dollars. In no event will the Redemption Amount be less than zero. The Redemption Amount will be calculated as follows:

•	If the Ending Value is greater than the Starting Value, then the Redemption Amount will equal:

Original Offering Price +	(	Original Offering Price x Participation Rate x	(	Ending Value - Starting Value	))
Starting Value

If provided for in the applicable term sheet, your LIRNs may be Capped LIRNs, in which case, the Redemption Amount will not exceed a “Capped Value” determined on the pricing date and set forth in the applicable term sheet.

•	If the Ending Value is equal to or less than the Starting Value but is equal to or greater than the Threshold Value, then the Redemption Amount will equal the Original Offering Price per LIRN.

•	If the Ending Value is less than the Threshold Value, then the Redemption Amount will equal:

Original Offering Price -	(	Original Offering Price x	(	Threshold Value - Ending Value	)	x Downside Leverage Factor	)
Starting Value

In the case of Bear LIRNs, the Redemption Amount will be calculated as follows:

•	If the Ending Value is less than the Starting Value, then the Redemption Amount will equal:

Original Offering Price +	(	Original Offering Price x Participation Rate x	(	Starting Value - Ending Value	))
Starting Value

•	If the Ending Value is equal to or greater than the Starting Value but is equal to or less than the Threshold Value, then the Redemption Amount will equal the Original Offering Price per Bear LIRN.

•	If the Ending Value is greater than the Threshold Value, then the Redemption Amount will equal:

Original Offering Price -	(	Original Offering Price x	(	Ending Value - Threshold Value	)	x Upside Leverage Factor	)
Starting Value

The “Threshold Value” is a value of the Market Measure that reflects a specified percentage of the Starting Value, and will be less than or equal to 100% in the case of LIRNs and greater than or equal to 100% in the case of Bear LIRNs. The Threshold Value will be determined on the pricing date and set forth in the applicable term sheet. The Redemption Amount per LIRN will be less than the Original Offering Price if the Ending Value is less than (or, in the case of Bear LIRNs, greater than) the Threshold Value. As a result, if the Threshold Value is equal to 100% of the Starting Value, then the Redemption Amount for LIRNs will be less than the Original Offering Price if there is any decrease (or, in the case of Bear LIRNs, any increase) in the value of the Market Measure from the Starting Value to the Ending Value.

The “Participation Rate” represents the extent to which the upside performance of the LIRNs is affected by the upside performance (or, in the case of Bear LIRNs, the downside performance) of the Market Measure. The Participation Rate may be less than, equal to, or greater than 100%. The Participation Rate applicable to your LIRNs will be set forth in the applicable term sheet. If the applicable term sheet specifies that the Participation Rate is 100%, your participation in any upside performance of the Market Measure (or, in the case of Bear LIRNs, the downside performance) will be unleveraged. Each term sheet will set forth examples of hypothetical Ending Values and Threshold Values, and the impact of the Participation Rate, the Capped Value, if any, and the Downside Leverage Factor (or, in the case of Bear LIRNs, the Upside Leverage Factor).

How will the Starting Value and the Ending Value be determined?

Unless otherwise specified in the applicable term sheet, the “Starting Value” will equal the closing value of the Market Measure on the pricing date, as determined by the calculation agent. However, if the Market Measure is linked to one or more commodities or commodity indices, and a Market Disruption Event (as defined below) occurs on the pricing date, then the calculation agent will establish the Starting Value as set forth in the section “Description of LIRNs—Market Disruption Events—Commodity-Based Market Measures.”

If the Market Measure consists of a Basket, the “Starting Value” will be equal to 100. We will assign each Basket Component a weighting (the “Initial Component Weight”) so that each Basket Component represents a percentage of the Starting Value on the pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for

each Basket Component will be set forth in the applicable term sheet. See “Description of LIRNs—Basket Market Measures.”

The “Ending Value” will equal:

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as to an equity-based Market Measure, the average of the closing values of the Market Measure on each of a certain number of calculation days during the Maturity Valuation Period (each as defined below); and

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as to a commodity-based Market Measure, unless otherwise specified in the applicable term sheet, the closing value of the Market Measure on a specific calculation day that will be set forth in the applicable term sheet.

In the event that a Market Disruption Event occurs and is continuing on a calculation day, or if certain other events occur, the calculation agent will determine the Ending Value as set forth in the section “Description of LIRNs—Market Disruption Events.”

A “calculation day” means any Market Measure Business Day (as defined below) during the Maturity Valuation Period on which a Market Disruption Event has not occurred.

The “Maturity Valuation Period” means the period shortly before the maturity date, the timing and length of which will be set forth in the applicable term sheet.

Unless otherwise specified in the applicable term sheet, a “Market Measure Business Day” means a day on which (1) the New York Stock Exchange (the “NYSE”) and the Nasdaq Stock Market, or their successors, are open for trading and (2) the Market Measure or any successor thereto is calculated and published.

If the Market Measure is not equity-based or commodity-based, or is a combination of the two, the applicable term sheet or index supplement will set forth the manner by which the Starting Value and the Ending Value will be determined.

Is the return on LIRNs limited in any way?

If your LIRNs are Capped LIRNs, the applicable term sheet will specify a Capped Value. Each Capped LIRN will pay a Redemption Amount at maturity that will not exceed the Capped Value.

For example, if the Participation Rate is 200% for Capped LIRNs, you will only receive the full benefit of two times the upside potential of the underlying Market Measure if the value of the Market Measure increases, but you will not receive any benefit for any increases in the Market Measure beyond 50% of the return represented by the Capped Value specified in the applicable term sheet.

Who will determine the Redemption Amount?

The calculation agent will make all the calculations associated with the LIRNs, such as determining the Starting Value, the Ending Value, and the Redemption Amount. Unless otherwise set forth in the applicable term sheet, we will appoint our affiliate, MLPF&S, or one of our other affiliates, to act as calculation agent for the LIRNs. See the section entitled “Description of LIRNs—Role of the Calculation Agent.”

Will you have an ownership interest in the securities, commodities, or other assets that are represented by the Market Measure?

No. An investment in LIRNs does not entitle you to any ownership interest, including any voting rights, dividends paid, interest payments, or other distributions, in the securities of any of the companies included in an equity-based Market Measure, or in any futures contract for a commodity included in a commodity-based Market Measure. If the Market Measure is not equity-based or commodity-based, you similarly will not have any right to receive the relevant asset underlying the Market Measure. LIRNs will be payable only in U.S. dollars.

Who are the selling agents for LIRNs?

One or more of our affiliates, including MLPF&S and BAI, will act as our selling agents in connection with each offering of LIRNs and will receive a commission or underwriting discount based on the number of units of LIRNs sold. None of the selling agents is your fiduciary or advisor, and you should not rely upon any communication from it in connection with LIRNs as investment advice or a recommendation to purchase LIRNs. You should make your own investment decision regarding LIRNs after consulting with your legal, tax, and other advisors.

How are LIRNs being offered?

We have registered LIRNs with the SEC in the United States. However, we will not register LIRNs for public distribution in any jurisdiction other than the United States. The selling agents may solicit offers to purchase LIRNs from non-U.S. investors in reliance on available private placement exemptions. See the section entitled “Supplemental Plan of Distribution—Selling Restrictions” in the prospectus supplement.

Will LIRNs be listed on an exchange?

If provided for in the applicable term sheet, we will apply to have your LIRNs listed on a securities exchange or quotation system. If approval of such an application is granted, your LIRNs will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your LIRNs will be listed or, if listed, will remain listed for the entire term of your LIRNs.

Can the maturity date be postponed if a Market Disruption Event occurs?

No. See the section entitled “Description of LIRNs—Market Disruption Events.”

Does ERISA impose any limitations on purchases of LIRNs?

Yes. An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or the “Code,” including individual retirement accounts, individual retirement annuities, or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under the ERISA regulations, should not purchase, hold, or dispose of LIRNs unless that plan or entity has determined that its purchase, holding, or disposition of LIRNs will not constitute a prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing LIRNs will be deemed to be representing that it has made that determination, or that a prohibited transaction class exemption (“PTCE”) or other statutory or administrative exemption exists and can be relied upon by such plan or entity. See the section entitled “ERISA Considerations.”

Are there any risks associated with your investment?

Yes. An investment in LIRNs is subject to risk. LIRNs are not principal protected. Please refer to the section entitled “Risk Factors” beginning on page S-10 of this product supplement and page S-4 of the prospectus supplement. If the applicable term sheet or index supplement sets forth any additional risk factors, you should read those carefully before purchasing any LIRNs.

RISK FACTORS

Your investment in LIRNs entails significant risks. Your decision to purchase LIRNs should be made only after carefully considering the risks of an investment in LIRNs, including those discussed below, with your advisors in light of your particular circumstances. LIRNs are not an appropriate investment for you if you are not knowledgeable about significant elements of LIRNs or financial matters in general.

General Risks Relating to LIRNs

Your investment may result in a loss; there is no guaranteed return of principal. LIRNs are not principal protected. In addition, LIRNs do not pay interest. There is no fixed repayment amount of principal on LIRNs at maturity. If the Ending Value is less than the Threshold Value (or, in the case of Bear LIRNs, greater than the Threshold Value), then the Redemption Amount will be an amount in cash that reflects the change of the Market Measure in excess of the Threshold Value, as adjusted by the Downside Leverage Factor (or, in the case of Bear LIRNs, the Upside Leverage Factor), and it will be less than the Original Offering Price of your LIRNs. As a result, depending on the performance of the Market Measure, you may lose all or a substantial portion of your investment. You should carefully review the applicable term sheet to determine the extent to which your principal is at risk, and whether an investment in LIRNs is appropriate in light of the amount of your investment that you are prepared to place at risk.

Your yield may be less than the yield on a conventional debt security of comparable maturity. There will be no periodic interest payments on LIRNs as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity. Any yield that you receive on LIRNs, which could be negative, may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in LIRNs may not reflect the full opportunity cost to you when you consider factors that affect the time value of money.

Your return on Capped LIRNs, if any, may be limited to the return represented by a Capped Value. Any positive return on LIRNs is based on the increase in the Market Measure. However, the applicable term sheet may provide that your LIRNs are Capped LIRNs, in which case you will not receive a Redemption Amount that is greater than the Capped Value. In other words, your opportunity to participate in possible increases in the value of the Market Measure through an investment in the Capped LIRNs will be limited to the Capped Value set forth in the applicable term sheet.

Your investment return may be less than a comparable investment directly in the Market Measure, or the components included in the Market Measure. The applicable term sheet may provide that your LIRNs are Capped LIRNs, in which case, the Redemption Amount will be limited to the applicable Capped Value. In contrast, a direct investment in the Market Measure or the components of the Market Measure would allow you to receive the full benefit of any appreciation in the value of those components. Your return on the LIRNs, if any, also will not reflect the return you would realize if you actually owned those securities or commodities underlying the Market Measure and received the dividends paid or distributions made on them because, unless otherwise set forth in the applicable term sheet, the Ending Value will be calculated without taking into consideration the value of dividends paid or distributions made on those underlying components, or any other rights with respect to the components of the Market Measure.

In addition, in certain instances, the Market Measure may consist of or include one or more equity indices that are traded in a non-U.S. currency, such as the euro or the Japanese yen. In such instances, if the value of that currency increases against the U.S. dollar during the term of your LIRNs, you may not obtain the benefit of that increase, which you would have received if you had owned the securities included in the applicable index or indices. In contrast, in the case of Bear LIRNs, you may not receive the benefit of any decreases in the value of the applicable currency.

You must rely on your own evaluation of the merits of an investment linked to the applicable Market Measure. In the ordinary course of their businesses, our affiliates may express views on expected movements in a Market Measure or the components of a Market Measure, and may do so at present or in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who deal in markets relating to a Market Measure may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning a Market Measure or its components from multiple sources, and you should not rely on the views expressed by our affiliates.

In seeking to provide you with what we believe to be commercially reasonable terms for LIRNs while providing MLPF&S or any other selling agents with compensation for its services, we have considered the costs of developing, hedging, and distributing LIRNs. In determining the economic terms of LIRNs, and consequently the potential return on LIRNs to you, a number of factors are taken into account. Among these factors are certain costs associated with creating, hedging, and offering LIRNs. In structuring the economic terms of LIRNs, we seek to provide you with what we believe to be commercially reasonable terms and to provide MLPF&S or any other applicable selling agent with compensation for its services in developing the securities. The price, if any, at which you could sell your LIRNs in a secondary market transaction is expected to be affected by the factors that we considered in setting the economic terms of LIRNs, namely the selling agent commissions or underwriting discount paid in respect of LIRNs and other costs associated with LIRNs, and compensation for developing and hedging LIRNs. The quoted price of any of our affiliates for LIRNs, or the listed price in the case of listed LIRNs, could be higher or lower than the Original Offering Price.

Assuming there is no change in the value of the Market Measure to which your LIRNs are linked and no change in market conditions or any other relevant factors, the price, if any, at which MLPF&S or another purchaser might be willing to purchase your LIRNs in a secondary market transaction is expected to be lower than the Original Offering Price. This is due to, among other things, the fact that the Original Offering Price includes, and secondary market prices are likely to exclude, selling agent commissions or underwriting discounts paid with respect to, and the developing and hedging costs associated with, LIRNs.

We cannot assure you that a trading market for your LIRNs will ever develop or be maintained. Unless otherwise set forth in the applicable term sheet, we will not list LIRNs on any securities exchange. Even if an application were made to list your LIRNs, we cannot assure you that the application will be approved or that your LIRNs will be listed and, if listed, that they will remain listed for the entire term of LIRNs. We cannot predict how LIRNs will trade in the secondary market, or whether that market will be liquid or illiquid. You should be aware that the listing of LIRNs on any securities exchange will not necessarily ensure that a trading market will develop for LIRNs, and if a trading market does develop, that there will be liquidity in the trading market.

The development of a trading market for LIRNs will depend on our financial performance and other factors, including changes in the value of the Market Measure. The number of potential buyers of your LIRNs in any secondary market may be limited. We anticipate that one or more of the selling agents will act as a market-maker for LIRNs that it offers, but it is not required to do so. Any such selling agent may discontinue its market-

making activities as to any series of LIRNs at any time. To the extent that a selling agent engages in any market-making activities, it may bid for or offer any series of LIRNs. Any price at which the selling agent may bid for, offer, purchase, or sell any LIRNs may differ from the values determined by pricing models that may be used by that selling agent, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or completed transactions may affect the prices, if any, at which those LIRNs might otherwise trade in the market.

In addition, if at any time the applicable selling agent were to cease acting as a market-maker as to any series of LIRNs, it is likely that there would be significantly less liquidity in the secondary market. In such a case, the price at which those LIRNs could be sold likely would be lower than if an active market existed.

The Redemption Amount will not be affected by all developments relating to the Market Measure. Changes in the value of the Market Measure during the term of LIRNs before the applicable Maturity Valuation Period or the applicable calculation day will not be reflected in the calculation of the Redemption Amount. The calculation agent will calculate the Redemption Amount by comparing only the Starting Value to the Ending Value or the Threshold Value, as applicable. No other values of the Market Measure will be taken into account. As a result, you may receive less than the Original Offering Price of your LIRNs, even if the value of the Market Measure has increased (or in the case of Bear LIRNs, decreased) at certain times during their term before decreasing to a value below the Threshold Value (or, in the case of Bear LIRNs, increasing to a value above the Threshold Value) during the Maturity Valuation Period or on the applicable calculation day.

If the Market Measure to which your LIRNs are linked is a Basket, changes in the value of one or more of the Basket Components may be offset by changes in the value of one or more of the other Basket Components. The Market Measure of your LIRNs may consist of a Basket. In such a case, a change in the values of one or more of the Basket Components may not correlate with changes in the values of one or more of the other Basket Components. The values of one or more Basket Components may increase, while the values of one or more of the other Basket Components may not increase as much, or may even decrease. The opposite changes may occur in the case of Bear LIRNs. Therefore, in calculating the Market Measure as of any time, increases (or in the case of Bear LIRNs, decreases) in the value of one Basket Component may be moderated, or wholly offset, by lesser increases or decreases (or in the case of Bear LIRNs, lesser decreases or increases) in the value of one or more of the other Basket Components. If the weightings of the applicable Basket Components are not equal, changes in the values of the Basket Components which are more heavily weighted could have a disproportionately adverse impact upon your LIRNs.

The respective publishers of the Market Measures may adjust such Market Measure or any component of a Market Measure in a way that affects its value, and these respective publishers have no obligation to consider your interests. The publishers of each Market Measure (each a “Market Measure Publisher”) can add, delete, or substitute the components included in a Market Measure or make other methodological changes that could change the value of such Market Measure. You should realize that the changing of companies, commodities, or other components included in a Market Measure may affect such Market Measure, as a newly added component may perform significantly better or worse than the component it replaces. Additionally, a Market Measure Publisher may alter, discontinue, or suspend calculation or dissemination of its Market Measure. Any of these actions could adversely affect the value of your LIRNs. The Market Measure Publishers will have no obligation to consider your interests in calculating or revising the Market Measure.

Exchange rate movements may impact the value of LIRNs. LIRNs will be denominated in U.S. dollars. If the value of any Market Measure component is traded in a currency other than U.S. dollars and, for purposes of the Market Measure, is converted into U.S. dollars or another currency, then the Redemption Amount may depend in part on the relevant exchange rates. If the value of the U.S. dollar increases (or, in the case of Bear LIRNs, decreases) against the currencies of the Market Measure or its components, the value of the Market Measure or its components may be adversely affected and the Redemption Amount may be reduced. Unless otherwise stated in the applicable term sheet, the Redemption Amount will not be adjusted as a result of changes in the applicable exchange rates between those currencies and the U.S. dollar. Exchange rate movements may be particularly impacted by existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the countries relevant to the Market Measure and its components and the United States. All of these factors are in turn sensitive to the monetary, fiscal, and trade policies pursued by the governments of various countries and the United States and other countries important to international trade and finance.

If you attempt to sell LIRNs prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than their Original Offering Price. Unlike savings accounts, certificates of deposit, and other similar investment products, you have no right to have your LIRNs redeemed prior to maturity. If you wish to liquidate your investment in LIRNs prior to maturity, your only option would be to sell them. At that time, there may be an illiquid market for your LIRNs or no market at all. Even if you were able to sell your LIRNs, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of LIRNs from a change in a specific factor, assuming all other conditions remain constant.

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Value of the Market Measure. Because the Redemption Amount is tied to the Ending Value, determined by reference to the values of the Market Measure during the Maturity Valuation Period or on the applicable calculation day, we anticipate that the market value of LIRNs at any time will depend substantially on the value of the Market Measure. The value of the Market Measure will be influenced by complex and interrelated political, economic, financial, and other factors that affect the capital markets generally, the markets on which the securities, commodities, or other assets of the Market Measure are traded, and the market segments of which these assets are a part. Even if the value of the Market Measure increases (or in the case of Bear LIRNs, decreases) after the applicable pricing date, if you are able to sell your LIRNs before their maturity date, you may receive substantially less than the amount that would be payable at maturity based on that value because of the anticipation that the value of the Market Measure will continue to fluctuate until the Ending Value is determined. If you sell your LIRNs when the value of the Market Measure is less than, or not sufficiently above the applicable Starting Value (or in the case of Bear LIRNs is more than, or not sufficiently less than the Starting Value), then you may receive less than the Original Offering Price of your LIRNs. In general, the market value of LIRNs will decrease as the value of the Market Measure decreases, and increase as the value of the Market Measure increases, while the reverse will be the case as to Bear LIRNs. However, as the value of the Market Measure increases or decreases, the market value of LIRNs is not expected to increase or decrease at the same rate. In addition, if your LIRNs are Capped LIRNs, the Redemption Amount will not exceed the applicable Capped Value, and we do not expect that the Capped LIRNs will trade in the secondary market above that Capped Value.

•	Volatility of the Market Measure. Volatility is the term used to describe the size and frequency of market fluctuations. The volatility of the Market Measure during the term of your LIRNs may vary. In addition, an unsettled international environment and related uncertainties may result in greater market volatility, which may continue over the term of LIRNs. Increases or decreases in the volatility of the Market Measure may have an adverse impact on the market value of LIRNs.

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Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, regulatory, and judicial events that affect stock markets and commodities markets generally, may affect the value of the Market Measure and the value of the LIRNs. If the Market Measure includes one or more indices or commodities that have returns that are calculated based upon currencies other than the U.S. dollar or prices in one or more non-U.S. markets (a “non-U.S. Market Measure”), the value of your LIRNs may also be affected by similar events in those markets.

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Interest Rates. We expect that changes in interest rates will affect the market value of LIRNs. In general, if U.S. interest rates increase, we expect that the market value of LIRNs will decrease and, conversely, if U.S. interest rates decrease, we expect that the market value of LIRNs will increase. The level of prevailing interest rates also may affect the U.S. economy and any applicable market outside of the United States, and, in turn, the value of the Market Measure. If the Market Measure is, or if any components of any Market Measure are, traded in currencies other than the U.S. dollar, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the related Market Measure or component, and, thus, the market value of the LIRNs may be adversely affected.

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Dividend Yields. In general for equity-based Market Measures, if dividend yields on the securities included in the Market Measure increase, we anticipate that the market value of LIRNs will decrease; conversely, if those dividend yields decrease, we anticipate that the market value of your LIRNs will increase. We expect that the opposite will be the case as to Bear LIRNs.

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Exchange Rate Movements and Volatility. Foreign currency exchange rates represent the number of units of one currency (an “underlying currency”) for which one unit of another currency can be exchanged (a “base currency”). An exchange rate increases when the value of an underlying currency decreases relative to the applicable base currency, and decreases when the value of the underlying currency increases relative to that base currency. If the Market Measure of your LIRNs includes any non-U.S. Market Measure, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact on the value of your LIRNs, and the Redemption Amount may depend in part on the relevant exchange rates.

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Relationship Between Exchange Rates and the Market Measure. The correlation between the relevant currency exchange rate and any applicable non-U.S. Market Measure reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable non-U.S. Market Measure. If the Market Measure of your LIRNs includes a non-U.S. Market Measure, changes in these correlations may have a negative impact on the value of your LIRNs.

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Time to Maturity. As the time remaining to maturity of your LIRNs decreases, we anticipate that the LIRNs may have a market value that may be different from that which would be expected based on the levels of market interest rates and the Market Measure. This difference will reflect a time premium or discount due to expectations concerning the Market Measure during the period before the applicable maturity date.

In general, as the time remaining to maturity decreases, the value of LIRNs will approach the amount that would be payable at maturity based on the then-current value of the Market Measure.

In general, assuming all relevant factors are held constant, we anticipate that the effect on the market value of any series of LIRNs based on a given change in most of the factors listed above will be less if it occurs later in the term of LIRNs than if it occurs earlier in their term. However, we expect that the effect on the market value of the LIRNs of a given change in the value of the Market Measure will be greater if it occurs later in the term of the LIRNs than if it occurs earlier in the term of the LIRNs.

Payments on LIRNs are subject to our credit risk, and changes in our credit ratings are expected to affect the value of LIRNs. LIRNs are our senior unsecured debt securities. As a result, your receipt of the Redemption Amount at maturity is dependent upon our ability to repay our obligations on the maturity date. This will be the case even if the value of the Market Measure increases (or, in the case of Bear LIRNs, decreases) after the pricing date. No assurance can be given as to what our financial condition will be on the maturity date.

In addition, our credit ratings are an assessment by ratings agencies of our ability to pay our obligations. Consequently, our perceived creditworthiness and actual or anticipated changes in our credit ratings prior to the maturity date may affect the value of LIRNs. However, because your return on LIRNs depends upon factors in addition to our ability to pay our obligations, such as the value of the applicable Market Measure, an improvement in our credit ratings will not reduce the other investment risks related to LIRNs.

Purchases and sales by us and our affiliates may affect your return. We and our affiliates may from time to time buy or sell the Market Measures, components of Market Measures, or futures or options contracts on Market Measures or components of the Market Measures for our own accounts for business reasons. We also expect to enter into these transactions in connection with hedging our obligations under LIRNs. These transactions could affect the value of these components and, in turn, the value of a Market Measure in a manner that could be adverse to your investment in LIRNs. Any purchases or sales by us, our affiliates or others on our behalf on or before the applicable pricing date may temporarily increase or decrease the value of a Market Measure or components of a Market Measure. Temporary increases or decreases in the value of the Market Measure or the components of a Market Measure may also occur as a result of the purchasing activities of other market participants. Consequently, the values of such Market Measure or component may change subsequent to the pricing date of an issue of LIRNs, affecting the value of the Market Measure and therefore the market value of LIRNs.

Our trading and hedging activities may create conflicts of interest with you. We or one or more of our affiliates, including MLPF&S, may engage in trading activities related to the Market Measure and the securities, commodities, or other assets represented by the Market Measure that are not for your account or on your behalf. We and our affiliates from time to time may buy or sell the securities, commodities, or other assets represented by the Market Measure or related futures or options contracts for our own accounts, for business reasons, or in connection with hedging our obligations under LIRNs. We also may issue, or our affiliates may underwrite, other financial instruments with returns based upon the applicable Market Measure. These trading and underwriting activities could affect the Market Measure in a manner that would be adverse to your investment in LIRNs.

We expect to enter into arrangements to hedge the market risks associated with our obligation to pay the Redemption Amount due on the maturity date. We may seek competitive terms in entering into the hedging arrangements for LIRNs, but are not required to do so, and we may enter into such hedging arrangements with one of our subsidiaries or affiliates. Such hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but which could also result in a loss for the hedging counterparty.

We or our affiliates may enter into these transactions on or prior to each pricing date, in order to hedge some or all of our anticipated obligations under LIRNs. This hedging activity could increase (or in the case of Bear LIRNs, decrease) the value of the Market Measure on the applicable pricing date.

In addition, from time to time during the term of each series of LIRNs and in connection with the determination of the Ending Value, we or our affiliates may enter into additional hedging transactions or adjust or close out existing hedging transactions. We or our affiliates also may enter into hedging transactions relating to other notes or instruments that we issue, some of which may have returns calculated in a manner related to that of a particular series of LIRNs. We or our affiliates will price these hedging transactions with the intent to realize a profit, considering the risks inherent in these hedging activities, whether the value of LIRNs increases or decreases. However, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

These trading activities may present a conflict of interest between your interest in LIRNs and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities, if they influence the Market Measure or secondary trading in your LIRNs, could be adverse to your interests as a beneficial owner of LIRNs.

Our hedging activities may affect your return at maturity and the market value of LIRNs. We, or one or more of our affiliates, including MLPF&S, may engage in hedging activities that may affect the value of the Market Measure. Accordingly, our hedging activities may increase or decrease the market value of your LIRNs during the Maturity Valuation Period or on the applicable calculation day and the applicable Redemption Amount. In addition, we or one or more of our affiliates, including MLPF&S, may purchase or otherwise acquire a long or short position in LIRNs. We or any of our affiliates, including MLPF&S, may hold or resell LIRNs. Although we have no reason to believe that any of those activities will have a material impact on the Market Measure, we cannot assure you that these activities will not affect the value of the Market Measure and the market value of your LIRNs prior to maturity or the Redemption Amount.

There may be potential conflicts of interest involving the calculation agent. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for LIRNs and, as such, will determine the Starting Value, the Ending Value and the Redemption Amount. Under some circumstances, these duties could result in a conflict of interest between our affiliate’s status as our affiliate and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a “Market Disruption Event” has occurred, or in connection with judgments that it would be required to make if the publication of an index is discontinued. See the sections entitled “Description of LIRNs—Market Disruption Events,” “—Adjustments to a Market Measure,” and “—Discontinuance of a Market Measure.” The calculation agent will be required to carry out its duties in good faith and using its reasonable judgment. However, because we expect to control the calculation agent, potential conflicts of interest could arise.

The U.S. federal income tax consequences of LIRNs are uncertain, and may be adverse to a holder of LIRNs. No statutory, judicial, or administrative authority directly addresses the characterization of LIRNs or securities similar to LIRNs for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in LIRNs are not certain. Under the terms of LIRNs, you will have agreed with us to treat LIRNs as a single financial contract, as described under “U.S. Federal Income Tax Summary—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for LIRNs, the timing and character of income or loss with respect to LIRNs may differ. No ruling will be requested from the IRS with respect to LIRNs and no assurance can be given that the IRS will agree with the statements made in the section entitled “U.S. Federal Income Tax Summary.”

You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in LIRNs.

Risks Relating to Equity-Based Market Measures

If the Market Measure to which your LIRNs are linked is equity-based, you will have no rights as a securityholder, you will have no rights to receive any of the securities represented by the Market Measure, and you will not be entitled to dividends or other distributions by the issuers of these securities. LIRNs are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer. Investing in LIRNs will not make you a holder of any of the securities represented by the Market Measure. You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to those securities. As a result, the return on your LIRNs may not reflect the return you would realize if you actually owned those securities and received the dividends paid or other distributions made in connection with them. This is because the calculation agent will calculate the Redemption Amount by reference to the Ending Value. Additionally, the values of certain equity-based indices reflect only the prices of the common stocks included in the Market Measure or its components and do not take into consideration the value of dividends paid on those stocks. Your LIRNs will be paid in cash and you have no right to receive delivery of any of these securities.

If the Market Measure to which your LIRNs are linked includes stocks traded on foreign exchanges, your return may be affected by factors affecting international securities markets. Equity-based Market Measures that include stocks traded on foreign exchanges are computed by reference to the value of the equity securities of companies listed on a foreign exchange or exchanges. Therefore, the return on your LIRNs will be affected by factors affecting the value of securities in the relevant non-U.S. markets. The relevant foreign securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. Additionally, accounting, auditing, and financial reporting standards and requirements in foreign countries differ from those applicable to U.S. reporting companies.

The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, and social factors in those regions. In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities markets. Moreover, the relevant foreign economies may differ favorably or unfavorably from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources, and self-sufficiency.

Unless otherwise set forth in the applicable term sheet, we do not control any company included in an equity-based Market Measure and are not responsible for any disclosure made by any other company. We currently, or in the future, may engage in business with companies represented by an equity-based Market Measure. However, neither we nor any of our affiliates, including MLPF&S, have the ability to control the actions of any of these companies or assume any responsibility for the adequacy or accuracy of any publicly available information about any of these companies, unless (and only to the extent that) our securities or the securities of our affiliates are represented by that Market Measure. In addition, unless otherwise set forth in the applicable term sheet, neither we nor any of our affiliates are responsible for the calculation of any index represented by a Market Measure. You should make your own investigation into the Market Measure and the companies represented by the applicable constituent securities.

Unless otherwise set forth in the applicable term sheet, none of the Market Measure Publishers, their affiliates, nor any company included in the Market Measure will be involved in any offering of LIRNs or will have any obligation of any sort with respect to LIRNs. As a result, none of those companies will have any obligation to take your interests as holders of LIRNs into consideration for any reason, including taking any corporate actions that might affect the value of the securities represented by the Market Measure or the value of LIRNs.

Our business activities relating to the companies represented by an equity-based Market Measure may create conflicts of interest with you. We and our affiliates, including MLPF&S, at the time of any offering of LIRNs or in the future, may engage in business with the companies represented by an equity-based Market Measure, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors. In connection with these activities, we may receive information about those companies that we will not divulge to you or other third parties. One or more of our affiliates have published, and in the future may publish, research reports on one or more of these companies. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your LIRNs. Any of these activities may affect the market value of your LIRNs. We, or any of our affiliates, do not make any representation to any purchasers of the LIRNs regarding any matters whatsoever relating to the issuers of the stocks included in an equity-based Market Measure. Any prospective purchaser of the LIRNs should undertake an independent investigation of the companies included in an equity-based Market Measure as in its judgment is appropriate to make an informed decision regarding an investment in the LIRNs. The composition of those companies does not reflect any investment recommendations from us or our affiliates.

Risks Relating to Commodity-Based Market Measures

If the Market Measure to which your LIRNs are linked is commodity-based, ownership of LIRNs will not entitle you to any rights with respect to any futures contracts or commodities included in or tracked by the Market Measure. If the Market Measure to which your LIRNs are linked is commodity-based, you will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the commodities or commodity futures included in such Market Measure. We will not invest in any of the commodities or commodity futures contracts included in such Market Measure on behalf or for the benefit of holders of LIRNs.

The prices of commodities included in a commodity-based Market Measure may change unpredictably, affecting the value of your LIRNs in unforeseeable ways. Trading in commodities is speculative and can be extremely volatile. Market prices of the commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments; and changes in interest rates. These factors may affect the value of a commodity-based Market Measure and the value of LIRNs in varying ways, and different factors may cause the value of the commodities, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates. Additionally, certain commodity-based Market Measures may be concentrated in only a few, or even a single industry (e.g., energy). These Market Measures are likely to be more volatile than those comprised of a variety of commodities.

With respect to a commodity-based Market Measure, suspension or disruptions of market trading in the applicable commodities and related futures markets may adversely affect the value of LIRNs. The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. There can be no assurance that any such disruption or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) will not have an adverse affect on the value of or trading in the Market Measure, or the manner in which it is calculated, and therefore, the value of LIRNs.

LIRNs linked to a commodity-based Market Measure will not be regulated by the U.S. Commodity Futures Trading Commission (the “CFTC”). Unlike an investment in the LIRNs linked to a commodity-based Market Measure, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (a “CPO”). Because LIRNs linked to a commodity-based Market Measure will not be interests in a commodity pool, such LIRNs will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. LIRNs linked to a commodity-based Market Measure will not constitute investments by you or by us on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”). We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

A commodity-based Market Measure may include futures contracts on foreign exchanges that are less regulated than U.S. markets. A commodity-based Market Measure may include futures contracts on physical commodities on exchanges located outside the U.S. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include: (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It will also likely be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the Market Measure.

Other Risk Factors Relating to the Applicable Market Measure

The applicable term sheet or index supplement may set forth additional risk factors as to the Market Measure that you should review prior to purchasing LIRNs.

USE OF PROCEEDS

We will use the net proceeds we receive from each sale of LIRNs for the purposes described in the accompanying prospectus under “Use of Proceeds.” In addition, we expect that we or our affiliates may use a portion of the net proceeds to hedge our obligations under LIRNs.

DESCRIPTION OF LIRNS

General

Each series of LIRNs will be part of a series of medium-term notes entitled “Medium-Term Notes, Series L” that will be issued under the Senior Indenture, as amended and supplemented from time to time. The Senior Indenture is described more fully in the prospectus and prospectus supplement. The following description of LIRNs supplements the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus. These documents should be read in connection with the applicable term sheet.

The aggregate principal amount of each series of LIRNs will be set forth in the applicable term sheet. The LIRNs will mature on the date set forth in the applicable term sheet.

We will not pay interest on LIRNs.

LIRNs are not principal protected.

Prior to the applicable maturity date, LIRNs are not redeemable by us or repayable at the option of any holder. LIRNs are not subject to any sinking fund.

We will issue LIRNs in the denominations of whole units, each with the Original Offering Price set forth in the applicable term sheet. The CUSIP number for each series of LIRNs will be set forth in the applicable term sheet. You may transfer LIRNs only in whole units.

Payment at Maturity

At maturity, subject to our credit risk as issuer of LIRNs, and unless the applicable term sheet provides otherwise, you will receive a Redemption Amount per unit of LIRNs that you hold, denominated in U.S. dollars. In no event will the Redemption Amount be less than zero. The Redemption Amount will be calculated as follows:

•	If the Ending Value is greater than the Starting Value, then the Redemption Amount will equal:

Original Offering Price +	(	Original Offering Price x	Participation Rate x	(	Ending Value - Starting Value	))
Starting Value

If provided for in the applicable term sheet, your LIRNs may be Capped LIRNs, in which case, the Redemption Amount will not exceed a Capped Value determined on the pricing date and set forth in the applicable term sheet.

•	If the Ending Value is equal to or less than the Starting Value but is equal to or greater than the Threshold Value, then the Redemption Amount will equal the Original Offering Price per LIRN.

•	If the Ending Value is less than the Threshold Value, then the Redemption Amount will equal:

Original Offering Price -	(	Original Offering Price x	(	Threshold Value - Ending Value	)	x Downside Leverage Factor	)
Starting Value

In the case of Bear LIRNs, the Redemption Amount will be calculated as follows:

•	If the Ending Value is less than the Starting Value, then the Redemption Amount will equal:

Original Offering Price +	(	Original Offering Price x	Participation Rate x	(	Starting Value - Ending Value	))
Starting Value

•	If the Ending Value is equal to or greater than the Starting Value but is equal to or less than the Threshold Value, then the Redemption Amount will equal the Original Offering Price per Bear LIRN.

•	If the Ending Value is greater than the Threshold Value, then the Redemption Amount will equal:

Original Offering Price -	(	Original Offering Price x	(	Ending Value - Threshold Value	)	x Upside Leverage Factor	)
Starting Value

The “Threshold Value” is a value of the Market Measure that reflects a specified percentage of the Starting Value (less than or equal to 100% in the case of LIRNs and greater than or equal to 100% in the case of Bear LIRNs). The Threshold Value will be determined on the pricing date and set forth in the applicable term sheet. The Redemption Amount per LIRN will be less than the Original Offering Price if the Ending Value is less than (or, in the case of Bear LIRNs, greater than) the Threshold Value. As a result, if the Threshold Value is equal to 100% of the Starting Value, then the Redemption Amount for LIRNs will be less than the Original Offering Price if there is any decrease (or, in the case of Bear LIRNs, any increase) in the value of the Market Measure from the Starting Value to the Ending Value.

The “Participation Rate” represents the extent to which the upside performance of the LIRNs is affected by the upside performance (or, in the case of Bear LIRNs, the downside performance) of the Market Measure. The Participation Rate may be less than, equal to, or greater than 100%. The Participation Rate applicable to your LIRNs will be set forth in the applicable term sheet. If the applicable term sheet specifies that the Participation Rate is 100%, your participation in any upside performance of the Market Measure (or, in the case of Bear LIRNs, the downside performance) will be unleveraged.

The “Downside Leverage Factor” (or, in the case of Bear LIRNs, the “Upside Leverage Factor”) represents the extent to which the downside performance of the LIRNs is affected by the downside performance (or, in the case of Bear LIRNs, the upside performance) of the Market Measure beyond the Threshold Value, and will be set forth in the applicable term sheet. The Downside Leverage Factor (or, in the case of Bear LIRNs, the Upside Leverage Factor) may equal 100%, in which case the downside (or, in the case of Bear LIRNs, the upside) will be unleveraged. Depending on the Downside Leverage Factor (or, in the case of Bear LIRNs, the Upside Leverage Factor), you may lose all or a substantial portion of the amount that you invested to purchase LIRNs, however, in no event will you lose more than your initial investment.

The Starting Value and the Ending Value

Starting Value—Equity-Based Market Measures

If the Market Measure to which your LIRNs are linked is equity-based, unless otherwise specified in the applicable term sheet, the “Starting Value” will equal the closing value of the Market Measure on the pricing date, as determined by the calculation agent.

Starting Value—Commodity-Based Market Measures

If the Market Measure to which your LIRNs are linked is commodity-based, unless otherwise specified in the applicable term sheet, the “Starting Value” will equal the closing value of the Market Measure on the pricing date, as determined by the calculation agent, provided that if a Market Disruption Event occurs on that date, the Starting Value will be determined according to the Starting Value Commodity-Based Market Measure Disruption Calculation (as described below). See “—Market Disruption Events—Commodity-Based Market Measures.”

Starting Value—Basket Market Measures

If the Market Measure consists of a Basket, the “Starting Value” will be equal to 100. See “—Basket Market Measures.”

Ending Value—Equity-Based Market Measures

If the Market Measure to which your LIRNs are linked is equity-based, unless otherwise specified in the applicable term sheet, the “Ending Value” will be determined by the calculation agent and will equal the average of the closing values of the Market Measure determined on each of a certain number of calculation days, which may be one or more, during the Maturity Valuation Period. The timing and exact number of calculation days in the Maturity Valuation Period will be set forth in the applicable term sheet. If (i) a Market Disruption Event occurs on a scheduled calculation day during the Maturity Valuation Period or (ii) any scheduled calculation day is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the calculation agent will determine the value of the Market Measure for such non-calculation day, and as a result, the Ending Value, as follows:

•

The closing value of the Market Measure for the applicable non-calculation day will be deemed to be the closing value of the Market Measure for the next calculation day that occurs during the Maturity Valuation Period. For example, if the first and second scheduled calculation days during the Maturity Valuation Period are non-calculation days, then the closing value of the Market Measure for the next calculation day will also be deemed to be the closing value for the Market Measure on the first and second scheduled calculation days during the Maturity Valuation Period. If no further calculation days occur after a non-calculation day, then the closing value of the Market Measure for such non-calculation day, and each following non-calculation day during the Maturity Valuation Period will be determined (or, if not determinable, estimated) by the calculation agent on the last scheduled calculation day in the Maturity Valuation Period, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day, in a manner which the calculation agent considers commercially reasonable under the circumstances; or

•

If every scheduled calculation day during the Maturity Valuation Period is a non-calculation day, then the Ending Value will equal the closing value of the Market Measure determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on the last scheduled calculation day during the Maturity Valuation Period, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day.

See “—Market Disruption Events—Equity-Based Market Measures.”

Ending Value—Commodity-Based Market Measures

If the Market Measure to which your LIRNs are linked is commodity-based, unless otherwise specified in the applicable term sheet, the “Ending Value” will equal the closing value of the Market Measure on a specified calculation day, provided that if a Market Disruption Event occurs on that date the Market Measure value used to calculate the Ending Value will be determined according to the Ending Value Commodity-Based Market Measure Disruption Calculation (as described below). If the calculation agent determines that the scheduled calculation day is not a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise, the Ending Value will equal the closing value of the Market Measure on the next Market Measure Business Day, provided that if a Market Disruption Event occurs on that date, the Market Measure value used to calculate the Ending Value will be determined according to the Ending Value Commodity-Based Market Measure Disruption Calculation described below. If no such days occur prior to the second scheduled Market Measure Business Day before the maturity date of the LIRNs, the Ending Value will be determined (or, if not determinable, estimated) by the calculation agent on the second scheduled Market Measure Business Day before the maturity date of the LIRNs in a manner which the calculation agent considers commercially reasonable under the circumstances.

For LIRNs linked to a commodity-based Market Measure, in the event a Market Disruption Event has occurred on the calculation day, the Ending Value will be determined by the calculation agent using the following “Ending Value Commodity-Based Market Measure Disruption Calculation”:

(1)	With respect to each Market Measure component which is not affected by the Market Disruption Event, the Ending Value will be based on the exchange published settlement price on the calculation day.

(2)	With respect to each Market Measure component which is affected by the Market Disruption Event, the Ending Value will be based on the exchange published settlement price of each such contract on the first Market Measure Business Day following the calculation day on which no Market Disruption Event occurs with respect to such contract. In the event that a Market Disruption Event occurs with respect to any contract included in the Market Measure on the calculation day and on each day to and including the second scheduled Market Measure Business Day prior to maturity, the price of such contract used to determine the Ending Value will be estimated by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances.

(3)

The calculation agent shall determine the Ending Value by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above, using the then current method for calculating the Market Measure. The exchange on which a futures contract included in the Market Measure is traded for purposes of the foregoing definition means the exchange used to value such futures contract for the calculation of the Market Measure.

Other Market Measures

If the Market Measure is not equity-based or commodity-based, or is a combination of the two, the applicable term sheet will set forth the manner by which the Starting Value and the Ending Value will be determined.

Market Disruption Events

Equity-Based Market Measures

For equity-based Market Measures, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(A)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of a Market Measure trade as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise Market Measure or any successor market measure; and

(B)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Market Measure as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Market Measure, or any successor market measure.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)	a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the relevant futures or options contracts related to the Market Measure, or any successor market measure, will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on the Market Measure, or any successor market measure, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Market Measure;

(4)	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)	if applicable to equity-based Market Measures with component stocks listed on the NYSE, for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Commodity-Based Market Measures

For commodity-based Market Measures, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(1)	A material limitation, suspension, or disruption of trading in one or more Market Measure components which results in a failure by the exchange on which each applicable Market Measure component is traded to report an exchange published settlement price for such contract on the day on which such event occurs or any succeeding day on which it continues.

(2)	The exchange published settlement price for any Market Measure component is a “limit price,” which means that the exchange published settlement price for such contract for a day has increased or decreased from the previous day’s exchange published settlement price by the maximum amount permitted under applicable exchange rules.

(3)	Failure by the applicable exchange or other price source to announce or publish the exchange published settlement price for any Market Measure component.

(4)	A suspension of trading in one or more Market Measure components, for which the trading does not resume at least 10 minutes prior to the scheduled or rescheduled closing time.

(5)	Any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge that we or our affiliates have effected or may effect as to the applicable LIRNs.

For LIRNs linked to a commodity-based Market Measure, in the event a Market Disruption Event has occurred on the pricing day, the calculation agent will establish an initial value for the Market Measure (the “Initial Market Measure Value”) and the “Starting Value” for that Market Measure using the following “Starting Value Commodity-Based Market Measure Disruption Calculation”:

(1)	With respect to each commodity or futures contract, the value of which is tracked by a Market Measure component and which is not affected by the Market Disruption Event (an “Unaffected Commodity Component”), both the Initial Market Measure Value and the Starting Value will be based on the exchange published settlement price of such Unaffected Commodity Component on the pricing date.

(2)	With respect to each commodity or futures contract, the value of which is tracked by a Market Measure component and which is affected by a Market Disruption Event (an “Affected Commodity Component”):

a.	the calculation agent will establish the Initial Market Measure Value on the pricing date based on (i) the above-referenced settlement price of each Unaffected Commodity Component and (ii) the last exchange published settlement price for each Affected Commodity Component on the pricing date;

b.	the calculation agent will adjust the Initial Market Measure Value for purposes of determining the Starting Value based on the exchange published settlement price of each Affected Commodity Component on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs with respect to such Affected Commodity Component. In the event that a Market Disruption Event occurs with respect to any Affected Commodity Component on each Market Measure Business Day to, and including, the third scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the fourth scheduled Market Measure Business Day) will estimate the price of such Affected Commodity Component used to determine the Starting Value in a manner that the calculation agent considers commercially reasonable under the circumstances; and

c.	the final term sheet will set forth the Initial Market Measure Value, a brief statement of the facts relating to the establishment of the Initial Market Measure Value (including a description of the relevant Market Disruption Event(s)), and the Starting Value.

(3)	The calculation agent will determine the Market Measure Value by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Market Measure. The exchange on which a futures contract included in the Market Measure is traded for purposes of the above definition means the exchange used to value such futures contract for the calculation of the Market Measure.

Other Market Measures

If the Market Measure is not equity-based or commodity-based, or is a combination of the two, the applicable term sheet or index supplement will set forth the definition of “Market Disruption Event,” and include additional related terms.

Determinations by the Calculation Agent

All determinations made by the calculation agent, absent a determination of a manifest error, will be conclusive for all purposes and binding on us and the holders and beneficial owners of LIRNs.

Adjustments to a Market Measure

If at any time a Market Measure Publisher makes a material change in the formula for or the method of calculating a Market Measure, or Market Measure component in the case of a Basket, or in any other way materially modifies that Market Measure so that the Market Measure does not, in the opinion of the calculation agent, fairly represent the value of the Market Measure had those changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the closing value of the Market Measure is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of the applicable Market Measure as if those changes or modifications had not been made, and calculate the closing value with reference to the Market Measure, as so adjusted. Accordingly, if the method of calculating a Market Measure is modified so that the value of the Market Measure is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust the Market Measure in order to arrive at a value of the Market Measure as if it had not been modified.

Discontinuance of a Market Measure

If a Market Measure Publisher discontinues publication of a Market Measure to which an issue of LIRNs is linked, or one or more components of a Market Measure in the case of a Basket, and such Market Measure Publisher or another entity publishes a successor or substitute market measure that the calculation agent determines, in its sole discretion, to be comparable to that Market Measure (a “successor market measure”), then, upon the calculation agent’s notification of that determination to the trustee and to us, the calculation agent will substitute the successor market measure as calculated by the relevant Market Measure Publisher or any other entity and calculate the Ending Value as described above under “—Payment at Maturity.” Upon any selection by the calculation agent of a successor market measure, we will cause notice to be given to holders of the LIRNs.

In the event that a Market Measure Publisher discontinues publication of a Market Measure and:

•	the calculation agent does not select a successor market measure; or

•	the successor market measure is not published on any of the calculation days or the calculation day, as applicable,

the calculation agent will compute a substitute value for the Market Measure in accordance with the procedures last used to calculate the Market Measure before any discontinuance. If a successor market measure is selected or the calculation agent calculates a value as a substitute for a Market Measure as described below, the successor market measure or value will be used as a substitute for that Market Measure for all purposes, including the purpose of determining whether a Market Disruption Event exists.

If a Market Measure Publisher discontinues publication of the Market Measure before the Maturity Valuation Period or calculation day, as applicable, and the calculation agent determines that no successor market measure is available at that time, then on each day that would have been a calculation day, until the earlier to occur of:

•	the determination of the Ending Value; and

•	a determination by the calculation agent that a successor market measure is available,

the calculation agent will determine the value that would be used in computing the Redemption Amount as described in the preceding paragraph as if that day were a calculation day. The calculation agent will make available to holders of the LIRNs information as to each such value; such information may be disseminated by means of Bloomberg, Reuters, a website, or any other means selected by the calculation agent in its reasonable discretion.

Notwithstanding these alternative arrangements, discontinuance of the publication of the specific Market Measure to which your LIRNs are linked may adversely affect trading in the LIRNs.

Basket Market Measures

If the Market Measure to which your LIRNs are linked is a Basket, the Basket Components will be set forth in the applicable term sheet. We will assign each Basket Component an Initial Component Weight so that each Basket Component represents a percentage of the Starting Value of the Basket on the applicable pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable term sheet.

Determination of the Component Ratio for Each Basket Component

We will set a fixed factor (the “Component Ratio”) for each Basket Component, based upon the weighting of that Basket Component. The Component Ratio for each Basket Component will be calculated on the pricing date and will equal:

•	the Initial Component Weight (expressed as a percentage) for that Basket Component, multiplied by 100; divided by

•	the closing value of that Basket Component on the pricing date.

Each Component Ratio will be rounded to eight decimal places.

The Component Ratios will be calculated in this way so that the Starting Value of the Basket will equal 100 on the pricing date. The Component Ratios will not be revised subsequent to their determination on the pricing date, except that the calculation agent may in its good faith judgment adjust the Component Ratio of any Basket Component in the event that Basket Component is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the value of that Basket Component had those material changes or modifications not been made.

Computation of the Basket

The calculation agent will calculate the value of the Basket by summing the products of the closing value for each Basket Component on a calculation day and the Component Ratio applicable to each Basket Component. The value of the Basket will vary based on the increase or decrease in the value of each Basket Component. Any increase in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in an increase in the value of the Basket. Conversely, any decrease in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in a decrease in the value of the Basket.

The following tables are for illustration purposes only, and do not reflect the actual composition, Initial Component Weights, or Component Ratios, which will be set forth in the applicable term sheet.

Example 1: The hypothetical Basket Components are Index ABC and Index XYZ, each weighted equally on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution

Index ABC	50.00%	500.00	0.10000000	50.00

Index XYZ	50.00%	3,500.00	0.01428571	50.00

Starting Value				100.00

Example 2: The hypothetical Basket Components are Index ABC, Index XYZ, and Index RST, with their initial weightings being 50.00%, 25.00% and 25.00%, respectively, on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution

Index ABC	50.00%	500.00	0.10000000	50.00

Index XYZ	25.00%	2,420.00	0.01033058	25.00

Index RST	25.00%	1,014.00	0.02465483	25.00

Starting Value				100.00

(1)	This column sets forth the hypothetical closing value of each Basket Component on the hypothetical pricing date.

(2)	The hypothetical Component Ratio equals the Initial Component Weight (expressed as a percentage) of the Basket Component multiplied by 100, and then divided by the closing value of that Basket Component Index on the hypothetical pricing date, with the result rounded to eight decimal places.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding LIRNs as described in this product supplement, including determinations regarding the Starting Value, the Ending Value, the Market Measure, the Redemption Amount, any Market Disruption Events, a successor Market Measure, Market Measure Business Days, calculation days, and non-calculation days. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We expect to appoint MLPF&S or one of our other affiliates as the calculation agent for each series of LIRNs. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable term sheet.

Same-Day Settlement and Payment

LIRNs will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of LIRNs in immediately available funds. We will pay the Redemption Amount in immediately available funds so long as the LIRNs are maintained in book-entry form.

Events of Default and Acceleration

Unless otherwise set forth in the applicable term sheet, if an event of default, as defined in the Senior Indenture, with respect to any series of LIRNs occurs and is continuing, the amount payable to a holder of LIRNs upon any acceleration permitted under the Senior Indenture will be equal to the Redemption Amount described under the caption “—Payment at Maturity,” determined as if the LIRNs matured on the date of acceleration. If a bankruptcy proceeding is commenced in respect of us, your claim may be limited, under the United States Bankruptcy Code, to the Original Offering Price of your LIRNs. In case of a default in payment of LIRNs, whether at their maturity or upon acceleration, they will not bear a default interest rate.

Listing

If provided for in the applicable term sheet, we may apply to have your LIRNs listed on a securities exchange or quotation system. If approval of such an application is granted, your LIRNs will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your LIRNs will be listed or will remain listed for the entire term of your LIRNs.

SUPPLEMENTAL PLAN OF DISTRIBUTION

One or more of our affiliates, including MLPF&S and BAI, may act as our selling agent for any offering of the LIRNs. Without limiting the foregoing, our affiliates First Republic Securities Company, LLC and Banc of America Securities LLC may act as a selling agent. The selling agents may act on either a principal basis or an agency basis, as set forth in the applicable term sheet. Each selling agent will be a party to the Distribution Agreement described in the “Supplemental Plan of Distribution” on page S-13 of the accompanying prospectus supplement.

Each selling agent will receive an underwriting discount or commission that is a percentage of the aggregate Original Offering Price of LIRNs sold through its efforts, which will be set forth in the applicable term sheet. You must have an account with the applicable selling agent in order to purchase LIRNs.

No selling agent is acting as your fiduciary or advisor, and you should not rely upon any communication from it in connection with LIRNs as investment advice or a recommendation to purchase any LIRNs. You should make your own investment decision regarding LIRNs after consulting with your legal, tax, and other advisors.

MLPF&S and any of our other affiliates and subsidiaries may use this product supplement, the prospectus supplement, and the prospectus, together with the applicable term sheet and any applicable index supplement, in a market-making transaction for any LIRNs after their initial sale.

U.S. FEDERAL INCOME TAX SUMMARY

The following is a summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of LIRNs. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Code, regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as partnerships, subchapter S corporations, or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding LIRNs as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders, as defined below) whose functional currency for tax purposes is not the U.S. dollar, persons holding LIRNs in a tax-deferred or tax-advantaged account, and persons subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. If the tax consequences associated with LIRNs are different than those described below, they will be described in the applicable term sheet.

This summary is directed solely to holders that, except as otherwise specifically noted, will purchase LIRNs upon original issuance and will hold LIRNs as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of LIRNs, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this product supplement, the term “U.S. Holder” means a beneficial owner of LIRNs that is for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of any state of the U.S. or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also are U.S. Holders. As used in this product supplement, the term “Non-U.S. Holder” means a holder that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds LIRNs, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and, accordingly, this summary does not apply to partnerships. A partner of a partnership holding LIRNs should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of LIRNs.

General

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of LIRNs, we intend to treat LIRNs for all tax purposes as a single financial contract with respect to the Market Measure that requires the investor to pay us at inception an amount equal to the purchase price of LIRNs and that entitles the investor to receive at maturity an amount in cash based upon the performance of the Market Measure. Under the terms of LIRNs, we and every investor in LIRNs agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat LIRNs as described in the preceding sentence. This discussion assumes that LIRNs constitute a single financial contract with respect to the Market Measure for U.S. federal income tax purposes. If LIRNs did not constitute a single financial contract, the tax consequences described below would be materially different.

This characterization of LIRNs is not binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of LIRNs or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in LIRNs are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this product supplement. Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in LIRNs, including possible alternative characterizations.

On December 7, 2007, the IRS released Notice 2008-2 (“Notice”) seeking comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” This Notice addresses instruments such as LIRNs. According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as LIRNs should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of LIRNs, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, in late 2007, legislation was introduced in the U.S. Congress which, if enacted, would also impact the taxation of LIRNs. Under the proposed legislation, a U.S. Holder that acquires an instrument such as LIRNs after the date of enactment of the legislation would be required to include income in respect of the LIRNs on a current basis. It is not possible to predict whether the legislation will be enacted in its proposed form or whether any other legislative action may be taken in the future that may adversely affect the taxation of instruments such as LIRNs. Further, it is possible that any such legislation, if enacted, may apply on a retroactive basis.

We urge you to consult your own tax advisors concerning the impact and the significance of the above considerations. We intend to continue treating LIRNs for U.S. federal income tax purposes in the manner described in this product supplement unless and until such time as we determine, or the IRS or Treasury determines, that some other treatment is more appropriate.

Unless otherwise stated, the following discussion is based on the characterization described above. The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the LIRNs.

U.S. Holders – Income Tax Considerations

We will not attempt to ascertain whether the shares of any particular Market Measure or any interest underlying any particular Market Measure would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code. If the shares of a particular Market Measure or one or more interests underlying a particular Market Measure to which the LIRNs are linked were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a U.S. Holder. You should refer to information filed with the SEC by each Market Measure and issuers of interests, as appropriate, underlying each Market Measure and consult your tax advisor regarding the possible consequences to you, if any, if a particular Market Measure or an issuer of interests underlying a particular Market Measure is or becomes a PFIC.

Tax Basis

A U.S. Holder’s tax basis in LIRNs will equal the amount paid by that holder to acquire them.

Settlement at Maturity or Sale or Exchange Prior to Maturity

Upon receipt of a cash payment at maturity or upon a sale or exchange of LIRNs prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s basis in the LIRNs. This capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the LIRNs for more than one year. The deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in LIRNs

Due to the absence of authorities that directly address the proper tax treatment of LIRNs, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in LIRNs. In particular, the IRS could seek to subject LIRNs to the Treasury regulations governing contingent payment debt instruments (the “Contingent Payment Regulations”). If the IRS were successful in that regard, the timing and character of income on LIRNs would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity, or upon a sale or other disposition of LIRNs generally would be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

Even if the Contingent Payment Regulations do not apply to LIRNs, other alternative U.S. federal income tax characterizations of LIRNs are possible which, if applied, also could affect the timing and the character of a U.S. Holder’s income or loss. It is possible, for example, that LIRNs could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue interest income or original issue discount on a current basis.

Proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of LIRNs.

Further, if the Market Measure consists of a single currency, the principles of, or principles similar to those of, Revenue Ruling 2008-1 (“Ruling”) may apply to LIRNs, depending on their terms. In the Ruling, the IRS held that a three year instrument linked to the euro-U.S. dollar exchange rate should be treated as a euro-denominated debt instrument for U.S. federal income tax purposes in effect because it was principal protected in euros. If principles such as those apply to LIRNs, LIRNs may be treated as non-U.S. dollar denominated debt instruments for U.S. federal income tax purposes and may result in adverse consequences for U.S. holders. For example, all or a portion of the return on such LIRNs may be treated as ordinary income and U.S. holders may be forced to recognize all or a portion of such income on a current basis over the term of LIRNs.

Unrelated Business Taxable Income

Section 511 of the Code generally imposes a tax, at regular corporate or trust income tax rates, on the “unrelated business taxable income” of certain tax-exempt organizations, including qualified pension and profit sharing plan trusts and individual retirement accounts. As discussed above, the U.S. federal income tax characterization and treatment of LIRNs is uncertain. Nevertheless, in general, if the LIRNs are held for investment purposes, the amount of income or gain, if any, realized on the maturity date or upon a sale, exchange or redemption of a LIRN prior to the maturity date, or any income that would accrue to a holder of a LIRN if the LIRNs were characterized as contingent payment debt instruments (as discussed above), should not constitute unrelated business taxable income. However, if a LIRN constitutes debt-financed property (as defined in Section 514(b) of the Code) by reason of indebtedness incurred by a holder of a LIRN to purchase or carry the LIRN, all or a portion of any income or gain realized with respect to such LIRN may be classified as unrelated business taxable income pursuant to Section 514 of the Code. Moreover, prospective investors in LIRNs should be aware that whether or not any income or gain realized with respect to a LIRN which is owned by an organization that is generally exempt from U.S. federal income taxation constitutes unrelated business taxable income will depend upon the specific facts and circumstances applicable to such organization. Accordingly, any potential investors in LIRNs that are generally exempt from U.S. federal income taxation should consult with their own tax advisors concerning the U.S. federal income tax consequences to them of investing in LIRNs.

Non-U.S. Holders – Income Tax Considerations

U.S. Federal Income and Withholding Tax

We will not attempt to ascertain whether the shares of any particular Market Measure or any interest underlying any particular Market Measure would be treated as a United States real property interest, within the meaning of Section 897(c)(1) of the Code. If the shares of a particular Market Measure or one or more interests underlying a particular Market Measure to which the LIRNs are linked were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a non-U.S. Holder. You should refer to information filed with the SEC by each Market Measure and issuers of interests, as appropriate, underlying each Market Measure and consult your tax advisor regarding the possible consequences to you, if any, if a particular Market Measure or an issuer of interests underlying a particular Market Measure is or becomes a United States real property holding corporation.

A Non-U.S. Holder will not be subject to U.S. federal income or withholding tax for amounts paid in respect of LIRNs, provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale or exchange of LIRNs or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, or retirement and certain other conditions are satisfied.

If a Non-U.S. Holder of LIRNs is engaged in the conduct of a trade or business within the U.S. and if gain realized on the sale, exchange, or settlement of LIRNs, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such gain on a net income basis in the same manner as if it were a U.S. Holder. Such Non-U.S. Holders should read the material under the heading “—U.S. Holders—Income Tax Considerations,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of LIRNs. In addition, if such Non-U.S.

Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

As discussed above, alternative characterizations of LIRNs for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to LIRNs to become subject to withholding tax, we will withhold tax at the applicable statutory rate. As discussed above, the IRS has indicated in the Notice that it is considering whether income in respect of instruments such as LIRNs should be subject to withholding tax. Prospective Non-U.S. Holders of LIRNs should consult their own tax advisors in this regard.

U.S. Federal Estate Tax

Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, LIRNs are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in LIRNs.

Backup Withholding and Information Reporting

In general, backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. In addition, information returns will be filed with the IRS in connection with payments on LIRNs as well as in connection with the proceeds from a sale, exchange, or other disposition of LIRNs, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

In general, backup withholding may apply in respect of the amounts paid to a Non-U.S. Holder, unless such Non-U.S. Holder provides the required certification that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge that the holder is a United States person, or that the conditions of any exemption are not satisfied. In addition, information returns may be filed with the IRS in connection with payments on LIRNs as well as in connection with the proceeds from a sale, exchange, or other disposition of LIRNs.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Reportable Transactions

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their U.S. federal tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transactions, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in LIRNs. Whether an investment in LIRNs constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. The Treasury regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code, in an amount equal to or in excess of certain threshold amounts, subject to certain exceptions. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the securities that we are offering and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to such a transaction, they would be required to comply with these requirements.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing, or other employee benefit plan subject to ERISA (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the LIRNs. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates may be each considered a party in interest (within the meaning of ERISA) or a disqualified person (within the meaning of the Code), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the LIRNs are acquired by or with the assets of a Plan with respect to which we or any of our affiliates is a party in interest or disqualified person, unless the LIRNs are acquired under an exemption from the prohibited transaction rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory, regulatory, or administrative exemption.

Under ERISA and various PTCEs issued by the U.S. Department of Labor, exemptive relief may be available for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of the LIRNs. Those exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptive relief for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (the “Service Provider Exemption”). The Service Provider Exemption is generally applicable for otherwise-prohibited transactions between a Plan and a person or entity that is a party in interest or disqualified person with respect to such Plan solely by reason of providing services to the Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction), provided, that there is “adequate consideration” for the transaction. Any Plan fiduciary relying on the Service Provider Exemption and purchasing the LIRNs on behalf of a Plan must initially make a determination that (x) the Plan is paying no more than, and is receiving no less than, “adequate consideration” in connection with the transaction and (y) neither we nor any of our affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice with respect to the assets of the Plan which such fiduciary is using to purchase LIRNs, both of which are necessary preconditions to reliance on the Service Provider Exemption. If we or any of our affiliates provide fiduciary investment management services with respect to a Plan, the Service Provider Exemption may not be available, and other exemptive relief would be required as precondition for purchasing the LIRNs. Where LIRNs are traded on a generally-recognized market, the adequate consideration determination is based on the prevailing price for the LIRNs on the relevant national exchange or, in the case of LIRNs not traded on a national securities exchange, the current independently-quoted offering price, in both instances taking into account the size of the transaction and the marketability of the LIRNs. For LIRNs that are not traded on a generally-recognized market, the adequate consideration determination is to be made by the fiduciary in good faith in accordance with regulations to be issued by the U.S. Department of Labor. Any Plan fiduciary considering reliance on the Service Provider Exemption is encouraged to consult with counsel regarding the availability of the exemption.

Because we may be considered a party in interest with respect to many Plans, the LIRNs may not be purchased, held, or disposed of by any Plan, any entity whose underlying assets include plan assets by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing plan assets of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding, or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the LIRNs will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the LIRNs that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such LIRNs on behalf of or with plan assets of any Plan or with any assets of a governmental, church, or foreign plan that is subject to any federal, state, local, or foreign law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding, and disposition are eligible for exemptive relief or such purchase, holding, and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental, church, or foreign plan, any substantially similar federal, state, local, or foreign law).

Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the LIRNs on behalf of a Plan or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The fiduciary investment considerations summarized above generally apply to employee benefit plans maintained by private-sector employers and to individual retirement accounts and other arrangements subject to Section 4975 of the Code, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA). However, these other plans may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”). The fiduciaries of plans subject to similar laws should also consider the foregoing issues in general terms as well as any further issues arising under the applicable similar laws.

Purchasers of the LIRNs have exclusive responsibility for ensuring that their purchase, holding, and disposition of the LIRNs do not violate the prohibited transaction rules of ERISA or the Code or any similar laws, as described above.

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to Plans and other benefit plan investors such as governmental, church, and foreign plans and should not be construed as legal advice or a legal opinion. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the LIRNs on behalf of or with “plan assets” of any Plan or other benefit plan investor consult with their legal counsel prior to directing any such purchase.